SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2005

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On August 15, 2005, Syniverse Holdings, Inc. and Syniverse Technologies, Inc. amended the underwriting agreement that they entered into in connection with the initial public offering of Syniverse Holdings, Inc.’s common stock solely to extend the post-IPO lock-up period until 11:59 PM (Eastern Daylight Time) on October 10, 2005. Syniverse Holdings, Inc.’s directors, officers and stockholders who entered into lock-up agreements in connection with the IPO all agreed to the same extension.

ITEM 8.01. Other Events

On August 15, 2005, Syniverse Technologies, Inc. (“Syniverse”), a wholly-owned subsidiary of Syniverse Holdings, Inc., issued a press release announcing that, subject to market and other conditions, it intends to offer an aggregate of approximately $150 million of senior subordinated notes due 2013 in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. Syniverse intends to use the net proceeds from the offering to repurchase its outstanding 12¾% senior subordinated notes due 2009 pursuant to a previously announced tender offer and to pay related fees and expenses.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Second Amendment to Underwriting Agreement dated August 15, 2005

99.1	Press release issued by Syniverse Technologies, Inc. on August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2005

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Second Amendment to Underwriting Agreement dated August 15, 2005

99.1*	Press release issued by Syniverse Technologies, Inc. on August 15, 2005.

*	Filed herewith electronically.